Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FOURTH QUARTER FISCAL YEAR 2020
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.

As previously announced, the conference call will be held March 4, 2021 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q4 Fiscal 2020 Summary (Quarter ended January 2, 2021)

•Revenue: $137.4 million
•Net income: $6.7 million, or 4.9% of revenue; non-GAAP net income: $7.5 million, or 5.5% of revenue
•Net income per diluted share: $0.85; non-GAAP net income per diluted share: $0.95
•Operating margin: 7.5%; non-GAAP operating margin: 8.4%
•Non-GAAP EBITDA: $14.0 million, or 10.2% of revenue
•Effective tax rate: 26.1%; non-GAAP effective tax rate: 26.2%
•Utilization: 70%
•Consultant headcount at the end of Q4 of fiscal 2020: 831, which consists of 137 officers, 471 other senior staff and 223 junior staff
•Cash and cash equivalents: $45.7 million at January 2, 2021
Fiscal Year 2020 Summary (Fiscal Year ended January 2, 2021)
•Revenue: $508.4 million
•Net income: $24.5 million, or 4.8% of revenue; non-GAAP net income: $26.7 million, or 5.3% of revenue
•Net income per diluted share: $3.07; non-GAAP net income per diluted share: $3.35
•Operating margin: 6.8%; non-GAAP operating margin: 7.4%
•Non-GAAP EBITDA: $50.7 million, or 10.0% of revenue
•Effective tax rate: 27.1%; non-GAAP effective tax rate: 27.1%
•Utilization: 69%
Revenue
For Q4 of fiscal 2020, revenue was $137.4 million, compared with revenue of $119.3 million for Q4 of fiscal 2019.

For the full year fiscal 2020, revenue was $508.4 million, compared with $451.4 million for the full year fiscal 2019.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019
Officers	137	140	136	135	128
Other Senior Staff	471	473	450	442	434
Junior Staff	223	213	216	222	217
Total	831	826	802	799	779

Utilization
For Q4 of fiscal 2020, company-wide utilization was 70%, compared with 72% for Q4 fiscal 2019.

For the full year fiscal 2020, company-wide utilization was 69%, compared with 75% for the full year fiscal 2019.

Client Reimbursables
For Q4 of fiscal 2020, client reimbursables were $17.3 million, or 12.6% of revenue, compared with $15.6 million, or 13.1% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, client reimbursables were $61.7 million, or 12.1% of revenue, compared with $54.9 million, or 12.2% of revenue, for the full year fiscal 2019.

Contingent Liability
For Q4 of fiscal 2020, the estimated value of the contingent consideration obligation increased from Q3 of fiscal 2020 by $1.1 million to $14.6 million at January 2, 2021. For Q4 of fiscal 2019, the estimated value of the contingent consideration obligation increased from Q3 of fiscal 2019 by $1.9 million to $11.6 million at December 28, 2019.

For fiscal year 2020, the estimated value of the contingent consideration obligation increased from fiscal year 2019 by $3.0 million to $14.6 million at January 2, 2021. For fiscal year 2019, the estimated value of the contingent consideration obligation increased from fiscal year 2018 by $5.4 million to $11.6 million at December 28, 2019.

The change in the value of the contingent liability is recorded as an increase (decrease) to cost of services (exclusive of depreciation and amortization) in the period reported.

Selling, General and Administrative (SG&A) Expenses
For Q4 of fiscal 2020, SG&A expenses were $22.3 million, or 16.2% of revenue, compared with $24.7 million, or 20.7% of revenue, for Q4 of fiscal 2019. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.3% of revenue for Q4 of fiscal 2020, compared with 2.7% in Q4 of fiscal 2019. Excluding these commissions, SG&A expenses were 13.9% of revenue for Q4 of fiscal 2020, compared with 18.0% in Q4 of fiscal 2019.

For the full year fiscal 2020, SG&A expenses were $90.0 million, or 17.7% of revenue, compared with $93.6 million, or 20.7% of revenue, for the full year fiscal 2019. Commissions to non-employee experts represented approximately 2.5% of revenue for fiscal year 2020, compared with 2.8% in fiscal year 2019. Excluding these commissions, SG&A expenses were 15.2% of revenue for the full year fiscal 2020, compared with 17.9% for the full year fiscal 2019.

Depreciation & Amortization
For Q4 of fiscal 2020, depreciation and amortization expenses amounted to $3.5 million, or 2.6% of revenue, compared with $3.0 million, or 2.5% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, depreciation and amortization expenses amounted to $12.8 million, or 2.5% of revenue, compared with $10.6 million, or 2.4% of revenue, for the full year fiscal 2019.

Forgivable Loan Amortization
For Q4 of fiscal 2020, forgivable loan amortization was $8.3 million, or 6.1% of revenue, compared with $7.2 million, or 6.0% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, forgivable loan amortization was $30.8 million, or 6.1% of revenue, compared with $26.5 million, or 5.9% of revenue, for the full year fiscal 2019.

Share-Based Compensation Expense
For Q4 of fiscal 2020, share-based compensation expense was approximately $0.9 million, or 0.6% of revenue, compared with $0.8 million, or 0.7% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, share-based compensation expense was approximately $3.2 million, or 0.6% of revenue, compared with $3.5 million, or 0.8% of revenue, for the full year fiscal 2019.

Operating Income
For Q4 of fiscal 2020, operating income was $10.3 million, or 7.5% of revenue, compared with operating income of $7.3 million, or 6.1% of revenue, for Q4 of fiscal 2019. Non-GAAP operating income was $11.5 million, or 8.4% of revenue, for Q4 of fiscal 2020, compared with $9.2 million, or 7.7% of revenue, for Q4 of fiscal 2019.

	Fiscal Quarter Ended
$ in 000’s	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Income from operations	$10,342	7.5%	$7,277	6.1%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%
Non-GAAP income from operations	$11,482	8.4%	$9,224	7.7%

For the full year fiscal 2020, operating income was $34.8 million, or 6.8% of revenue, compared with operating income of $29.3 million, or 6.5% of revenue, for the full year fiscal 2019. Non-GAAP operating income was $37.8 million, or 7.4% of revenue, for the full year fiscal 2020, compared with $34.7 million, or 7.7% of revenue, for the full year fiscal 2019.

	Fiscal Year Ended
$ in 000’s	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Income from operations	$34,796	6.8%	$29,348	6.5%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	3,041	0.6%	5,382	1.2%
Non-GAAP income from operations	$37,837	7.4%	$34,730	7.7%

Interest Income (Expense), net
For Q4 of fiscal 2020, net interest expense was $0.2 million, or 0.1% of revenue, compared with net interest expense of $0.3 million, or 0.3% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, net interest expense was $1.2 million, or 0.2% of revenue, compared with net interest expense of $1.3 million, or 0.3% of revenue, for the full year fiscal 2019.

Foreign Currency Gains (Losses), net
For Q4 of fiscal 2020, net foreign currency losses were $1.1 million, or 0.8% of revenue, compared with net foreign currency losses, of $0.9 million, or 0.8% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, net foreign currency gains were $0.04 million, or less than 0.1% of revenue, compared with net foreign currency losses of $1.3 million, or 0.3% of revenue, for the full year fiscal 2019.

Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		NON-GAAP
	Q4		Q4
$ in 000’s	2020	2019	2020	2019
Tax Provision	$2,371	$1,296	$2,679	$1,823
Effective Tax Rate	26.1%	21.4%	26.2%	22.8%

	GAAP		NON-GAAP
	Fiscal Year		Fiscal Year
$ in 000’s	2020	2019	2020	2019
Tax Provision	$9,115	$6,050	$9,931	$7,508
Effective Tax Rate	27.1%	22.6%	27.1%	23.3%

	Fiscal Quarter Ended
$ in 000’s	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Income before provision for income taxes	$9,076	6.6%	$6,059	5.1%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%
Non-GAAP income before provision for income taxes	$10,216	7.4%	$8,006	6.7%

GAAP provision for income taxes	$2,371		$1,296
Tax effect on non-GAAP adjustments	308		527
Non-GAAP provision for income taxes	$2,679		$1,823

	Fiscal Year Ended
$ in 000’s	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Income before provision for income taxes	$33,622	6.6%	$26,797	5.9%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	3,041	0.6%	5,382	1.2%
Non-GAAP income before provision for income taxes	$36,663	7.2%	$32,179	7.1%

GAAP provision for income taxes	$9,115		$6,050
Tax effect on non-GAAP adjustments	816		1,458
Non-GAAP provision for income taxes	$9,931		$7,508

Net Income
For Q4 of fiscal 2020, net income was $6.7 million, or 4.9% of revenue, or $0.85 per diluted share, compared with net income of $4.8 million, or 4.0% of revenue, or $0.59 per diluted share, for Q4 of fiscal 2019. Non-GAAP net income for Q4 of fiscal 2020 was $7.5 million, or 5.5% of revenue, or $0.95 per diluted share, compared with $6.2 million, or 5.2% of revenue, or $0.77 per diluted share, for Q4 of fiscal 2019.

For the full year fiscal 2020, net income was $24.5 million, or 4.8% of revenue, or $3.07 per diluted share, compared with net income of $20.7 million, or 4.6% of revenue, or $2.53 per diluted share, for the full year fiscal 2019. Non-GAAP net income for the full year fiscal 2020 was $26.7 million, or 5.3% of revenue, or $3.35 per diluted share, compared with $24.7 million, or 5.5% of revenue, or $3.01 per diluted share, for the full year fiscal 2019.

Non-GAAP EBITDA
For Q4 of fiscal 2020, non-GAAP EBITDA was $14.0 million, or 10.2% of revenue, compared with $11.3 million, or 9.4% of revenue, for Q4 of fiscal 2019.

For the full year fiscal 2020, non-GAAP EBITDA was $50.7 million, or 10.0% of revenue, compared with $44.1 million, or 9.8% of revenue, for the full year fiscal 2019.

Constant Currency Basis
For Q4 of fiscal 2020, revenue was $137.4 million, and net income was $6.7 million, or 4.9% of revenue, or $0.85 per diluted share. On a constant currency basis relative to Q4 of fiscal 2019, Q4 of fiscal 2020 revenue would have been lower by $0.7 million to $136.7 million, GAAP net income would have remained unchanged at $6.7 million, or 4.9% of revenue, and earnings per diluted share would have decreased by $0.01 to $0.84.

For Q4 of fiscal 2020, revenue was $137.4 million and non-GAAP net income was $7.5 million, or 5.5% of revenue, or $0.95 per diluted share. On a constant currency basis relative to Q4 of fiscal 2019, Q4 of fiscal 2020 revenue would have been lower by $0.7 million to $136.7 million, non-GAAP net income would have remained unchanged at $7.5 million, or 5.5% of revenue, non-GAAP earnings per diluted share would have remained unchanged at $0.95, and non-GAAP EBITDA would have decreased by $0.1 million to $13.9 million, or 10.1% of revenue.

Full year fiscal 2020, revenue was $508.4 million, and net income was $24.5 million, or 4.8% of revenue, or $3.07 per diluted share. On a constant currency basis relative to full year fiscal 2019, full year fiscal 2020 revenue would have been lower by $0.5 million to $507.9 million; GAAP net income would have remained unchanged at $24.5 million, or 4.8% of revenue; and earnings per diluted share would have remained unchanged at $3.07.

Full year fiscal 2020, revenue was $508.4 million and non-GAAP net income was $26.7 million, or 5.3% of revenue, or $3.35 per diluted share. On a constant currency basis relative to full year fiscal 2019, full year fiscal 2020 revenue would have been lower by $0.5 million to $507.9 million; non-GAAP net income would have remained unchanged at $26.7 million, or 5.3% of revenue; non-GAAP earnings per diluted share would have remained unchanged at $3.35; and non-GAAP EBITDA would have remained unchanged at $50.7 million, or 10.0% of revenue.

A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics
Billed and unbilled receivables at January 2, 2021 were $152.5 million, compared with $144.4 million at December 28, 2019. Current liabilities at January 2, 2021 were $200.1 million, compared with $171.4 million at December 28, 2019.

Total Days Sales Outstanding, or DSO, for Q4 of fiscal 2020 was 102 days, consisting of 73 days of billed and 29 days of unbilled. This compares with 105 days reported for Q4 of fiscal 2019, consisting of 77 days of billed and 28 days of unbilled.

Cash and Cash Flow
Cash and cash equivalents were $45.7 million at January 2, 2021, compared with $25.6 million at December 28, 2019.

Net cash provided by operating activities for Q4 of fiscal 2020 was $65.3 million, compared with net cash provided by operating activities of $47.7 million for Q4 of fiscal 2019. For the full year fiscal 2020, net cash provided by operating activities was $54.7 million, compared with $27.8 million for the full year 2019.

As of January 2, 2021, and December 28, 2019, there were no outstanding borrowings under CRA’s revolving credit facility.

Capital expenditures totaled $1.4 million for Q4 of fiscal 2020, compared with $4.1 million for Q4 of fiscal 2019. Capital expenditures totaled $17.1 million during full year fiscal 2020, compared with $16.7 million during full year fiscal 2019.

CRA repurchased approximately 91,000 shares of its common stock during Q4 of fiscal 2020 for $4.6 million. During Q4 of fiscal 2019, there were no shares of common stock repurchased.

During the full year fiscal 2020, approximately 284,000 shares of common stock were repurchased for $13.4 million, compared with approximately 421,000 shares of common stock repurchased for $18.1 million during the full year fiscal 2019.

A quarterly cash dividend of $0.26 per common share, for total dividends and dividend equivalents of $2.1 million was paid in Q4 of fiscal 2020, compared with a quarterly cash dividend of $0.23 per common share, for total dividends and dividend equivalents of $2.0 million paid in Q4 of fiscal 2019. During the full year fiscal 2020, $7.5 million of dividends and dividend equivalents were paid, compared with $6.8 million paid during the full year fiscal 2019.

GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the fourth quarters and the years ended January 2, 2021 and December 28, 2019 from its audited financial statements appearing on Form 10-K for the fiscal year ended January 2, 2021, filed with the Securities and Exchange Commission on March 4, 2021. The condensed consolidated statement of cash flow data for the first, second and third quarters of fiscal years 2020 and 2019 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters, as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended January 2, 2021 and December 28, 2019, and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2020	2020	2020	2020	2020
Net cash provided by (used in) operating activities	$54,663	$65,315	$33,648	$21,075	$(65,375)
Net cash used in investing activities	(17,094)	(1,352)	(2,225)	(5,568)	(7,949)
Net cash provided by (used in) financing activities	(19,500)	(44,558)	(26,687)	(12,370)	64,115
Effect of foreign exchange rates on cash and cash equivalents	1,969	2,164	565	(148)	(612)
Net increase (decrease) in cash and cash equivalents	$20,038	$21,569	$5,301	$2,989	$(9,821)
Cash and cash equivalents at beginning of period	25,639	24,108	18,807	15,818	25,639
Cash and cash equivalents at end of period	$45,677	$45,677	$24,108	$18,807	$15,818

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2019	2019	2019	2019	2019
Net cash provided by (used in) operating activities	$27,832	$47,739	$26,202	$10,458	$(56,567)
Net cash used in investing activities	(16,693)	(4,145)	(8,644)	(3,130)	(774)
Net cash provided by (used in) financing activities	(23,818)	(38,591)	(12,624)	(6,741)	34,138
Effect of foreign exchange rates on cash and cash equivalents	290	803	(689)	43	133
Net increase (decrease) in cash and cash equivalents	$(12,389)	$5,806	$4,245	$630	$(23,070)
Cash and cash equivalents at beginning of period	38,028	19,833	15,588	14,958	38,028
Cash and cash equivalents at end of period	$25,639	$25,639	$19,833	$15,588	$14,958

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities.

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2020	2020	2020	2020	2020
GAAP net cash provided by (used in) operating activities	$54,663	$65,315	$33,648	$21,075	$(65,375)
Forgivable loan advances	42,418	3,940	104	4,932	33,442
Forgivable loan repayments	—	—	—	—	—
Adjusted net cash flows from operations	$97,081	$69,255	$33,752	$26,007	$(31,933)

Net revenue	$508,373	$137,422	$121,762	$123,031	$126,158

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	10.8%	47.5%	27.6%	17.1%	(51.8)%
Adjusted net cash flows from operations as a percentage of net revenue	19.1%	50.4%	27.7%	21.1%	(25.3)%

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2019	2019	2019	2019	2019
GAAP net cash provided by (used in) operating activities	$27,832	$47,739	$26,202	$10,458	$(56,567)
Forgivable loan advances	35,166	1,762	9,521	1,953	21,930
Forgivable loan repayments	(1,173)	(67)	(406)	(300)	(400)
Adjusted net cash flows from operations	$61,825	$49,434	$35,317	$12,111	$(35,037)

Net revenue	$451,370	$119,262	$115,686	$110,573	$105,849

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	6.2%	40.0%	22.6%	9.5%	(53.4)%
Adjusted net cash flows from operations as a percentage of net revenue	13.7%	41.4%	30.5%	11.0%	(33.1)%

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP net income per share, non-GAAP EBITDA, non-GAAP income from operations, non-GAAP provision for income taxes and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that it does not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration and related tax effects. Non-GAAP net income, non-GAAP EBITDA, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%
Cost of services (exclusive of depreciation and amortization)	101,247	73.7%	84,349	70.7%	370,709	72.9%	317,761	70.4%
Selling, general and administrative expenses	22,286	16.2%	24,684	20.7%	90,028	17.7%	93,613	20.7%
Depreciation and amortization	3,547	2.6%	2,952	2.5%	12,840	2.5%	10,648	2.4%
Income from operations	10,342	7.5%	7,277	6.1%	34,796	6.8%	29,348	6.5%

Interest expense, net	(205)	-0.1%	(300)	-0.3%	(1,216)	-0.2%	(1,254)	-0.3%
Foreign currency gains (losses), net	(1,061)	-0.8%	(918)	-0.8%	42	—%	(1,297)	-0.3%
Income before provision for income taxes	9,076	6.6%	6,059	5.1%	33,622	6.6%	26,797	5.9%
Provision for income taxes	2,371	1.7%	1,296	1.1%	9,115	1.8%	6,050	1.3%
Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%

Net income per share:
Basic	$0.86		$0.61		$3.14		$2.63
Diluted	$0.85		$0.59		$3.07		$2.53

Weighted average number of shares outstanding:
Basic	7,735		7,757		7,768		7,866
Diluted	7,905		8,053		7,948		8,167

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%

Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%	3,041	0.6%	5,382	1.2%
Tax effect on adjustments	(308)	-0.2%	(527)	-0.4%	(816)	-0.2%	(1,458)	-0.3%
Non-GAAP net income	$7,537	5.5%	$6,183	5.2%	$26,732	5.3%	$24,671	5.5%

Non-GAAP net income per share:
Basic	$0.97		$0.79		$3.43		$3.13
Diluted	$0.95		$0.77		$3.35		$3.01

Weighted average number of shares outstanding:
Basic	7,735		7,757		7,768		7,866
Diluted	7,905		8,053		7,948		8,167

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
JANUARY 2, 2021 COMPARED TO DECEMBER 28, 2019
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue	January 2, 2021	As a % of Revenue	December 28, 2019	As a % of Revenue
Revenues	$137,422	100.0%	$119,262	100.0%	$508,373	100.0%	$451,370	100.0%

Net income	$6,705	4.9%	$4,763	4.0%	$24,507	4.8%	$20,747	4.6%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,140	0.8%	1,947	1.6%	3,041	0.6%	5,382	1.2%
Tax effect on adjustments	(308)	-0.2%	(527)	-0.4%	(816)	-0.2%	(1,458)	-0.3%
Non-GAAP net income	$7,537	5.5%	$6,183	5.2%	$26,732	5.3%	$24,671	5.5%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	205	0.1%	300	0.3%	1,216	0.2%	1,254	0.3%
Provision for income taxes	2,679	1.9%	1,823	1.5%	9,931	2.0%	7,508	1.7%
Depreciation and amortization	3,547	2.6%	2,952	2.5%	12,840	2.5%	10,648	2.4%
Non-GAAP EBITDA	$13,968	10.2%	$11,258	9.4%	$50,719	10.0%	$44,081	9.8%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	January 2, 2021	December 28, 2019
Assets
Cash and cash equivalents	$45,677	$25,639
Accounts receivable and unbilled services, net	152,476	144,410
Other current assets	21,817	14,028
Total current assets	219,970	184,077

Property and equipment, net	62,878	61,295
Goodwill and intangible assets, net	94,295	94,980
Right-of-use assets	122,144	130,173
Other assets	59,223	62,718
Total assets	$558,510	$533,243

Liabilities and Shareholders’ Equity
Accounts payable	$19,430	$26,069
Accrued expenses	136,376	121,301
Current portion of lease liabilities	13,557	12,847
Other current liabilities	30,768	11,193
Total current liabilities	200,131	171,410
Non-current portion of lease liabilities	139,447	146,551
Other non-current liabilities	9,913	17,531
Total liabilities	349,491	335,492

Total shareholders’ equity	209,019	197,751
Total liabilities and shareholders’ equity	$558,510	$533,243

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	January 2, 2021	December 28, 2019

Operating activities:
Net income	$24,507	$20,747
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash items, net	29,136	23,776
Accounts receivable and unbilled services	(5,888)	(13,111)
Working capital items, net	6,908	(3,580)
Net cash provided by operating activities	54,663	27,832

Investing activities:
Purchases of property and equipment	(17,094)	(16,693)
Net cash used in investing activities	(17,094)	(16,693)

Financing activities:
Issuance of common stock, principally stock options exercises	2,236	3,211
Borrowings under revolving line of credit	77,000	54,000
Repayments under revolving line of credit	(77,000)	(54,000)
Tax withholding payments reimbursed by shares	(862)	(2,176)
Cash paid on dividend equivalents	(108)	(246)
Cash dividends paid to shareholders	(7,395)	(6,539)
Repurchase of common stock	(13,371)	(18,068)
Net cash used in financing activities	(19,500)	(23,818)

Effect of foreign exchange rates on cash and cash equivalents	1,969	290

Net increase (decrease) in cash and cash equivalents	20,038	(12,389)
Cash and cash equivalents at beginning of period	25,639	38,028

Cash and cash equivalents at end of period	$45,677	$25,639

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$4,749	$4,914
Purchases of property and equipment paid by a third party	$—	$156
Asset retirement obligations	$155	$428
Right-of-use assets obtained in exchange for lease obligations	$2,640	$57,827
Right-of-use assets related to the adoption of ASC 842	$—	$82,329
Lease liabilities related to the adoption of ASC 842	$—	$106,765
Supplemental cash flow information:

Cash paid for taxes	$6,535	$7,590
Cash paid for interest	$1,162	$1,157
Cash paid for amounts included in operating lease liabilities	$20,436	$14,620